As filed with the Securities and Exchange Commission on August 12, 2024

Registration No. 333-277776

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Fifth District Bancorp, Inc.
Fifth District Savings Bank 401(k) Plan
(Exact Name of Registrant as Specified in Its Charter)

Maryland	6036	99-1897673
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4000 General DeGaulle Drive
New Orleans, Louisiana 70114
(504) 362-7544
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brian W. North
President and Chief Executive Officer
Fifth District Bancorp, Inc.
4000 General DeGaulle Drive
New Orleans, Louisiana 70114
(504) 362-7544
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
Thomas P. Hutton, Esq. Victor L. Cangelosi, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2028

Approximate date of commencement of proposed sale to the public: Not applicable.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ⌧	Smaller reporting company ⌧
Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act:  ☐

Sale to the Public Concluded July 31, 2024.

EXPLANATORY NOTE

The purpose of this Post-Effective Amendment No. 1 is to deregister 3,301,027 shares of the 8,860,500 shares of common stock, $0.01 par value per share, of Fifth District Bancorp, Inc. (the “Registrant”) registered pursuant to the Registrant’s Registration Statement on Form S-1, as amended (the “Form S-1”), as declared effective on May 10, 2024.  Of the remaining 5,559,473 shares of common stock, (i) 5,459,473 shares have been offered and sold in accordance with and as described in the Prospectus dated May 10, 2024 (the “Prospectus”), as supplemented by the Prospectus Supplement dated June 25, 2024 (the “Prospectus Supplement”), as filed pursuant to Securities Act Rule 424(b) on May 20, 2024 and June 25, 2024, respectively, and (ii) 100,000 shares have been issued to The Fifth District Community Foundation, Inc.  The Registrant has determined that no further shares of common stock will be offered and sold or issued by it pursuant to the Form S-1.  The Registrant, therefore, requests deregistration of the 3,301,027 unissued and unsold shares of common stock registered pursuant to the Form S-1 as soon as practicable after the filing of this Post-Effective Amendment No. 1.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on August 12, 2024.

FIFTH DISTRICT BANCORP, INC.

By:       /s/ Brian W. North
Brian W. North
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian W. North	President and Chief Executive Officer and a Director (Principal Executive Officer)	August 12, 2024
Brian W. North

/s/ Melissa C. Burns *	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 12, 2024
Melissa C. Burns

/s/ H. Greg Abry *	Director	August 12, 2024
H. Greg Abry

/s/ Nolan P. Lambert *	Director	August 12, 2024
Nolan P. Lambert

/s/ Amie L. Lyons *	Director	August 12, 2024
Amie L. Lyons

/s/ David C. Nolan *	Director (Chairman of the Board)	August 12, 2024
David C. Nolan

/s/ Chris M. Rittiner *	Director	August 12, 2024
Chris M. Rittiner

/s/ Linda A. Sins *	Director	August 12, 2024
Linda A. Sins

*  Pursuant to Power of Attorney dated March 8, 2024.

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